                                                                   EXHIBIT 4.2

CUSIP NO.

REGISTERED NO. FIXR                                           PRINCIPAL AMOUNT:
                                                              _________________

                  GENERAL AMERICAN TRANSPORTATION CORPORATION
                           MEDIUM-TERM NOTE, SERIES F
                   Due Nine Months or More from Date of Issue

(Fixed Rate)

        If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a global Note and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

              IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED
                  UNDER THE APPROXIMATE METHOD BELOW) WILL BE
                  COMPUTED SOLELY FOR PURPOSES OF APPLYING THE
            FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES

  The following summary of terms is subject to the information set forth on the reverse hereof:

ISSUE PRICE:                          OPTIONAL REDEMPTION: [ ] YES  [ ] NO

ORIGINAL ISSUE DATE:                  INITIAL REDEMPTION DATE:

MATURITY DATE:                        OPTION TO ELECT REPAYMENT: [ ] YES  [ ] NO

SPECIFIED CURRENCY:                   OPTIONAL REPAYMENT DATES:

OPTION TO RECEIVE PAYMENTS            OPTIONAL REPAYMENT PRICES:
IN SPECIFIED CURRENCY:
[ ] YES  [ ] NO


AUTHORIZED DENOMINATIONS:             INTEREST RATE:

INTEREST PAYMENT DATES:               TOTAL AMOUNT OF OID:

YIELD TO MATURITY:                    INITIAL ACCRUAL PERIOD OID:

REDEMPTION PRICE:  Initially          DEPOSITORY:
___% of Principal Amount and
declining by ___% of the              AMORTIZING NOTE:
Principal Amount on each
anniversary of the Initial            EXTENDIBLE MATURITY NOTE:
Redemption Date until the
Redemption Price is 100% of           OTHER PROVISIONS:
the Principal Amount.

        GENERAL AMERICAN TRANSPORTATION CORPORATION, a New York corporation (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________ or registered assigns, the principal sum of ______________________________ on the Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the next succeeding Interest Payment Date. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum in effect at the time such principal or installment of interest, as the case may be, was due and payable. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. If this Note was originally issued between a regular record date and an Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding regular record date to the registered owner of this Note on such next succeeding regular record date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

        If this Note is denominated in a Specified Currency other than U.S. dollars, then the Holder may, by delivery of a written request to the Trustee, Four Chase MetroTech Center, Brooklyn, New York 11245 (Attention: Corporate Trust Department) or at such other address as it may designate as its principal corporate trust office in The City of New York, received by the Trustee on or prior to the applicable record date or at least 15 days prior to the Maturity Date, as the case may be, elect to receive all such payments in the Specified Currency. Such election will remain in effect until revoked by written notice to the Trustee received not later than the applicable record date or at least 15 days prior to the Maturity Date, as the case may be. In addition, if bid quotations for U.S. dollars of the type specified on the reverse side hereof are not available, the Exchange Rate Agent (as defined), will be unable to exchange the Specified Currency for U.S. dollars and payments of principal and interest will be made in the Specified Currency. If the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, payments will be made in U.S. dollars as described on the reverse side hereof.

        Payments in U.S. dollars of interest on this Note (other than interest payable at the Maturity Date or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of the Holder appearing in the security register on the applicable record date. Simultaneously with the election by the Holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Trustee, as provided above), the Holder shall provide appropriate payment instructions to the Paying Agent (as defined), and all such payments will be made in immediately available funds to an account maintained by the payee in the Specified Currency. Principal and interest payable at the Maturity Date or upon earlier redemption or repayment in respect of this Note will be paid in immediately available funds upon surrender of this Note accompanied by wire transfer instructions at the office of the Trustee.

        If the registered owner of this Note (as indicated above) is the Depository or a nominee of the Depository, this Note is a global Note and the following legend is applicable except as specified on the reverse hereof: THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

        Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

        IN WITNESS WHEREOF, General American Transportation Corporation has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

                                     GENERAL AMERICAN TRANSPORTATION
                                      CORPORATION


                                     By:________________________________________

(Corporate Seal)

Attest:


By:_____________________________


Trustee's Certificate of Authentication

This is one of the Securities of the
series described herein and referred
to in the within-mentioned Indenture.

The Chase Manhattan Bank
  (National Association), As Trustee


By:______________________________
   Authorized Officer

                  GENERAL AMERICAN TRANSPORTATION CORPORATION
                           MEDIUM-TERM NOTE, SERIES F


        Section 1. General. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of October 1, 1987, between the Company and The Chase Manhattan Bank (National Association), as Trustee, as supplemented by the First Supplemental Indenture, dated as of May 15, 1988, the Second Supplemental Indenture, dated as of March 15, 1990, the Third Supplemental Indenture, dated as of June 15, 1990, and the Fourth Supplemental Indenture, dated as of January 15, 1996, each between the Company and the Trustee (the indenture, as so supplemented, is referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series designated as "Medium-Term Notes, Series F" of the Company, limited in aggregate principal amount to U.S. $650,000,000, or its equivalent in foreign currencies or currency units, or in such lesser amount as may be reduced by the sale of Securities of another series. References herein to "Notes" shall mean the Notes of said Series F.

        Section 2. Payments. (a) Interest on this Note will be payable semi-annually each April 1 and October 1 or as otherwise set forth herein (the "Interest Payment Dates") and at the Maturity Date or upon earlier redemption or repayment.

        Interest payments on each Interest Payment Date for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that at the Maturity Date the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date.

        (b) If the Specified Currency shown on the face hereof is other than U.S. dollars and if the Holder has not made the election described in paragraph
(c) below, payment in respect of this Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent (initially The Chase Manhattan Bank (National Association)) based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the

Specified Currency payable to all Holders of Notes denominated in such Specified Currency who have elected to receive payment in U.S. dollars on such payment date. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in paragraph
(d) below. All currency exchange costs associated with any payment in U.S. dollars on this Note shall be borne by the Holder hereof by deductions from such payments.

        (c) If the Specified Currency for this Note is other than U.S. dollars, the Exchange Rate Agent will, unless otherwise specified on the face hereof, determine the exchange rate for converting all payments in respect of this Note into U.S. dollars in the manner described in paragraph (b) above and perform such conversion on behalf of the Company. Notwithstanding the foregoing, if this Note is denominated in a Specified Currency other than U.S. dollars, the Holder of this Note may elect to receive all such payments in the Specified Currency by delivery of a written request to the Trustee, Four Chase MetroTech Center, Brooklyn, New York 11245, which must be received by the Trustee on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Trustee, but the Trustee must receive written notice of any such change on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be final and binding on the Company and the Holder of this Note.

        (d) Except as set forth below, if payment of this Note is required to be made in a Specified Currency other than U.S. dollars and on a payment date with respect to this Note such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in such Specified Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available noon buying rate for cable transfers in The City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate"), or as otherwise specified on the face hereof. Any payment made under such circumstances in U.S. dollars where the required payment is in Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

        If payment on this Note is required to be made in European Currency Units ("ECUs") and on a payment date with respect to this Note ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECUs shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECUs for this purpose (the "Components") shall be the currency amounts that were Components of the ECUs as of the last date on which ECUs were used in the European Monetary System. The equivalent of ECUs in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise indicated on the face hereof.

        If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amount of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

        All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or on the face hereof that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Company, and the Exchange Rate Agent shall have no liability therefor.

        (e) All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward).

        (f) Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed the Trustee as the Paying Agent. The Company will notify the Holders of such Notes, in accordance with the Indenture, of any change in the Paying Agent or its address.

        Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at prices declining from a premium specified on the face hereof, if any, to par together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

        Section 4. Repayment. If so specified on the face hereof, this Note will be repayable prior to the Maturity Date at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or
(ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination of at least $1,000,000. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

        Section 5. Sinking Fund. The Notes will not be subject to any sinking fund.

        Section 6. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment, or declaration of acceleration following an Event of Default, prior to the Maturity Date hereof in lieu of the principal amount due at the Maturity Date hereof shall be the Amortized Face Amount of this Note as of the redemption date, the date of repayment or the date of declaration of acceleration, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

        Section 7. Events of Default. In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof and any accrued interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        Section 8. Modifications and Waivers. The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series to be affected (with each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to change or eliminate any provisions of the Indenture or any supplemental indenture or to modify the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the Maturity Date of any Security, or reduce the principal amount thereof, the rate of or the time of payment of any interest on any Security, reduce any premium payable upon the redemption thereof, waive a Default in the payment of the principal of or interest on any Security, make any Security payable in money other than that stated therein, make any change in respect of the percentage of Securities of any series, the consent of the holders of which is required to waive an existing Default, or impair or affect the right of any Holder to bring suit for the payment thereof, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain Defaults or Events of Default regarding the Securities of any series, the Holders of a majority in principal amount of the Securities of such series at the time outstanding may on behalf of the Holders of all of the Securities of such series waive any existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note which may be issued upon the registration for transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Note or such other Notes.

        No reference herein to the Indenture and no reference to any provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

        Section 9. Authorized Denominations. The Notes are issuable in registered form without coupons in the minimum denomination of $1,000, or the equivalent thereof in the Specified Currency, and in any larger amount that is an integral multiple of $1,000. Notes may be exchanged by the Holder hereof without charge except for any tax or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture at the office or agency to be maintained by the Company in The City of New York, New York, or at such other location or locations as may be provided for in the Indenture.

        Section 10. Registration of Transfer. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in The City of New York, New York, one or more new Notes of authorized denominations, for an equal aggregate principal amount, will be issued to the transferee in exchange therefor subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

        If this Note is a global Note (as specified on the face hereof), this
Note is exchangeable only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this global Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for certificated Notes in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Notes represented hereby has occurred and is continuing, provided that the definitive Notes so issued in exchange for this permanent global Note shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent global Note to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this series in certificated registered form will be issued in exchange for this permanent global Note, or any portion hereof, only if such Notes in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

        Section 11. Owners. Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

        Section 12. No Recourse Against Certain Persons. No recourse shall be had for the payment of the principal (or premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        Section 13. Defined Terms. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them therein.

        Section 14. Governing Law. This Note shall be governed and construed in accordance with the law of the State of New York.

                           OPTION TO ELECT REPAYMENT

        The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at the Optional Repayment Price indicated on the face hereof.

Dated:_____________________           __________________________________
                                      Signature
                                      Sign exactly as name appears on the
                                      front of this Security [SIGNATURE
                                      GUARANTEE - required only if Securities
                                      are to be issued and delivered to
                                      other than the registered holder]
Principal amount to be repaid,        Fill in for registration of Securities if
if amount to be repaid is less        to be issued otherwise than to the
principal amount of this Security     then registered holder:
(principal amount remaining must
be an authorized denomination)        Name:_________________________________
                                      Address:______________________________
                                              ______________________________
$_________________________                     (Please print name and
                                                address including zip code)

                                      SOCIAL SECURITY OR OTHER TAXPAYER ID
                                          NUMBER ___________________________

                              ____________________

                                 ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM - as tenants in common
  TEN ENT - as tenants by the entireties
  JT TEN - as joint tenants with right of survivorship and not as tenants in common

  UNIF GIFT MIN ACT - ......................Custodian..........................
              (Cust)                   (Minor)
         Under Uniform Gifts to Minors Act
         .......................................
              (State)
Additional abbreviations may also be used though not in the above list.

                              ____________________

  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
______________________________________________________________________

______________________________________________________________________

___________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
  OF ASSIGNEE


_______________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:        _________________________________
              Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.





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